UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

CONOLOG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-08174	22-1847286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Columbia Road, Somerville, New Jersey 08876
(Address of principal executive offices)

(908) 722-8081

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In light of the unprecedented interruptions caused by Hurricane Sandy from the Northeast to the mid-Atlantic, Conolog Corporation (the “Company”) is unable to file its Form 10-K by the 12b-25 extension deadline of Monday, November 13, 2012. Instead, the Company is relying on Securities and Exchange Commission (“SEC”) release 2012-220 which states, in part, that the SEC is preparing relief measures that are expected to include extensions of filing deadlines for any filing due during the period from October 29, 2012 to November 20, 2012 for publicly traded companies. It is anticipated that the deadline for any such filing would be extended to November 21, 2012. The Company shall file its 10-K within such time frame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Date: November 13, 2012	By:	/s/ Marc Benou
Name: Marc Benou
Title: President